Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Orion Energy Systems, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 2013, included in Form 8-K filed September 13, 2013, relating to the combined financial statements of Harris Manufacturing, Inc. and Harris LED, LLC for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

January 17, 2014